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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )

Filed by the Registrant ☑
Filed by a Party other than the Registrant ☐

Check the appropriate box:

☐ Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☑ Definitive Proxy Statement
☐ Definitive Additional Materials
☐ Soliciting Material Pursuant to §240.14a-12

RAVEN INDUSTRIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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205 E. 6th Street
Sioux Falls, South Dakota
Telephone 605-336-2750
April 17, 2006
Dear Shareholder:
     You are cordially invited to join us for our Annual Meeting of Shareholders to be held on Tuesday, May 23, 2006 at 9:00 a.m. (Central Daylight Time) at the Ramkota Hotel and Conference Center, 3200 W. Maple Avenue, Sioux Falls, South Dakota.
     The Notice of Annual Meeting of Shareholders and the Proxy Statement that follow describe the business to be conducted at the meeting. We will also report on matters of current interest to our shareholders.
     Your vote is important. Whether you own a few shares or many, it is important that your shares are represented. If you cannot attend the meeting in person, you may vote your shares as described in the following materials by completing and signing the proxy card and promptly returning it in the enclosed envelope.
     We look forward to seeing you at the meeting.
Sincerely,

/s/ Ronald M. Moquist Ronald M. Moquist
President and Chief Executive Officer

RAVEN INDUSTRIES, INC.
205 E. 6th Street
P.O. Box 5107
Sioux Falls, South Dakota 57117-5107

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
MAY 23, 2006

Time	9:00 a.m. CDT on Tuesday, May 23, 2006

Place	Ramkota Hotel and Convention Center, Amphitheater II 3200 W. Maple Avenue Sioux Falls, South Dakota

Items of Business	(1) To elect seven directors.
(2) To consider approval of the Deferred Stock Compensation Plan for Directors.
(3) To consider such other business as may properly come before the Annual Meeting or any adjournments thereof.

Record Date	You are entitled to vote if you were a shareholder at the close of business on April 6, 2006.

Annual Meeting	If you are a shareholder, please come to the Annual Meeting and present proof of ownership of our stock at the registration table. The Annual Meeting is open to shareholders and those guests invited by the Company.

Voting by Proxy	Please submit a proxy as soon as possible so that your shares can be voted at the Annual Meeting in accordance with your instructions. You may submit your proxy:

(1) over the Internet;
(2) by telephone; or
(3) by mail.

THIS PROXY STATEMENT AND PROXY CARD ARE BEING DISTRIBUTED ON OR ABOUT APRIL 17, 2006.
By Order of the Board of Directors,
Thomas Iacarella
Secretary

GENERAL
VOTING SECURITIES AND PROXIES
OWNERSHIP OF COMMON STOCK
ELECTION OF DIRECTORS
BOARD OF DIRECTORS AND COMMITTEES
CORPORATE GOVERNANCE
EXECUTIVE COMPENSATION
SUMMARY COMPENSATION TABLE
STOCK OPTIONS GRANTED FISCAL YEAR ENDED JANUARY 31, 2006
EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS
BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
AUDIT COMMITTEE REPORT
APPROVAL OF THE DIRECTOR DEFERRED STOCK COMPENSATION PLAN
OTHER MATTERS

PROXY STATEMENT
of
RAVEN INDUSTRIES, INC.
205 E. 6th Street
P.O. Box 5107
Sioux Falls, South Dakota 57117-5107
Annual Meeting of Shareholders to be held
May 23, 2006
GENERAL
     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors of Raven Industries, Inc. (the “Company” or “Raven”) to be used at the Annual Meeting (the “Meeting”) of Shareholders of the Company, which is to be held on Tuesday, May 23, 2006, at 9:00 A.M. (C.D.T.) at the Ramkota Hotel and Convention Center, Amphitheater II, 3200 West Maple Avenue, Sioux Falls, South Dakota. The approximate date on which this Proxy Statement and accompanying proxy were first sent or given to shareholders was April 17, 2006. Each shareholder who signs and returns a proxy in the form enclosed with this Proxy Statement may revoke it at any time prior to its use by giving notice of such revocation to the Company in writing or in open meeting or by such shareholder giving a valid proxy bearing a later date. Presence at the meeting by a shareholder who has signed a proxy does not alone revoke the proxy. Only shareholders of record at the close of business on April 6, 2006 (the “Record Date”) will be entitled to vote at the Meeting or any adjournments thereof.
VOTING SECURITIES AND PROXIES
     The Company has outstanding only one class of voting securities, Common Stock, $1.00 par value, of which 18,115,605 shares were outstanding as of the close of business on the Record Date. Shareholders representing a majority of the shares of Common Stock outstanding and entitled to vote must be present in person or represented by proxy in order to constitute a quorum to conduct business at the Meeting. With respect to the election of directors, each shareholder has cumulative voting rights and is, therefore, entitled to (i) give one nominee a number of shares equal to the number of directors to be elected (which is seven) multiplied by the number of shares to which such shareholder is entitled to vote, or (ii) distribute the total number of shares among as many nominees as the shareholder deems advisable to vote. Where cumulative voting is exercised, there shall be deemed elected the candidates receiving the most votes for places to be filled by such election. If cumulative voting is exercised, the shares of a shareholder who either abstains, votes to withhold authority to vote for the nominees named below or who does not otherwise vote in person or by proxy (including broker-nominees) will not be counted for the election of directors. If no shareholder exercises its right to cumulate votes, then directors will be elected by the affirmative vote of a majority of shares of Common Stock represented at the meeting and eligible to vote. For this purpose, a shareholder who abstains with respect to the election of a director is considered to be present and entitled to vote on the election of a director at the Meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy to vote, or withholds authority to vote on the election of a director, shall not be considered present and entitled to vote on the election of a director.
     The affirmative vote of the holders of a majority of the outstanding Common Stock present in person or represented by proxy at the Meeting is required for approval of the Deferred Stock Compensation Plan described in Proposal 2 in this proxy statement. For purposes of the vote on Proposal 2, abstentions will be counted as votes entitled to be cast and will have the effect of a vote against such matters. “Broker non-votes,” which occur when brokers are prohibited from exercising discretionary voting authority for beneficial owners who have not provided voting instructions, will not be counted for the purpose of determining the number of shares present in person or by proxy on a voting matter and will have no effect on the outcome of the vote. The approval of any other matters to be considered at the Meeting requires the affirmative vote of a majority of the eligible votes cast at the Meeting on such matters.
     Discretionary authority to cumulate votes is being solicited by the Board of Directors (the “Board”). Unless otherwise directed by a shareholder, the proxies named in the accompanying proxy card may elect to cumulate votes cast pursuant to a proxy by casting all such votes for one nominee or by distributing such votes among as many nominees as they deem desirable. If a shareholder desires to restrict the proxies named in the accompanying proxy card in casting votes for certain nominees, the shareholder should give such direction on the proxy card. On all matters other than the election of directors, each share of Common Stock is entitled to one vote.
OWNERSHIP OF COMMON STOCK
     The following table sets forth as of the Record Date certain information with respect to the beneficial ownership of the Company’s Common Stock by (i) any person known by the Company to be the owner, of record or beneficially, of more than 5% of the Common Stock, (ii) each of the executive officers, directors and nominees for election to the Company’s Board of Directors, and (iii) all executive officers and directors as a group.

Name	Shares
of beneficial	beneficially		Percent of
owner	owned		Class
Anthony W. Bour	49,842		*

David A. Christensen	646,617	(1)	3.6

Thomas S. Everist	12,200		*

Mark E. Griffin	141,980	(2)	*

Conrad J. Hoigaard	200,000		1.1

Thomas Iacarella	114,351	(3)	*

Cynthia H. Milligan	4,904		*

Ronald M. Moquist	919,821	(4)	5.1

Barbara K. Ohme	29,241	(5)	*

Daniel A. Rykhus	44,446	(6)	*

T. Rowe Price Associates, Inc. 100 E. Pratt Street Baltimore, MD 21202	2,385,000	(7)	13.2

All executive officers, directors and nominees as a group (10 persons)	2,163,402	(8)	11.9

*	Less than 1%

(1)	Includes 562,507 shares owned by his wife, as to which he disclaims beneficial ownership.

(2)	Includes 109,996 shares held by the John E. Griffin Trust, of which Mark E. Griffin is co-trustee, and 8,152 shares held as custodian for a minor child.

(3)	Includes 26,651 shares that may be purchased within 60 days by exercise of outstanding options.

(4)	Includes 68,856 shares that may be purchased within 60 days by exercise of outstanding options. Also includes 126,000 shares held by spouse.

(5)	Includes 10,500 shares that may be purchased within 60 days by exercise of outstanding options.

(6)	Includes 18,375 shares that may be purchased within 60 days by exercise of outstanding options.

(7)	Data based on Schedule 13G filed by the shareholder with the SEC on February 14, 2006, in which the shareholder stated: “These securities are owned by various individual and institutional investors, including T. Rowe Price Small Capital Value Fund, Inc. (which owns 2,385,000 shares,...) which T. Rowe Price Associates, Inc. (Price Associates) serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.”

(8)	Includes 124,382 shares that may be purchased within 60 days by exercise of outstanding options. Also includes 688,507 shares held by spouses of officers and directors, as to which beneficial ownership is disclaimed.

ELECTION OF DIRECTORS
Proposal No. 1
     Seven directors are to be elected at the Meeting, each director to hold the office until the next Annual Meeting of Shareholders, or until his or her successor is elected and qualified. All of the nominees listed below are now serving as directors and all of the nominees have consented, if elected, to serve as directors. Independence has been determined according to Nasdaq listing standards. The Governance Committee of the Board of Directors has nominated the following persons for election as directors:

	Principal Occupation, Business Experience Past	Director	Independent
Name of Nominee (Age)	Five Years and Directorships in Public Companies	Since	Director
Anthony W. Bour (68)	President and Chief Executive Officer of Showplace Wood Products, Harrisburg, SD since 1999. Director of U.S. Bank of South Dakota, Sioux Falls, SD.	1995	Yes

David A. Christensen (71)	Former President and Chief Executive Officer of the Company from 1971 to 2000. Former Director (1976 — 2005) of Xcel Energy, Inc. Minneapolis, MN; and Former Director (1977-2003) of Wells Fargo & Co., San Francisco, CA.	1971	Yes

Thomas S. Everist (56)	President and Chief Executive Officer of The Everist Company, Sioux Falls, SD; Former President and Chief Executive Officer, L.G. Everist, Inc., Sioux Falls, SD, 1987-2002. Director of MDU Resources, Bismarck, ND; and Showplace Wood Products, Harrisburg, SD.	1996	Yes

Mark E. Griffin (55)	President and Chief Executive Officer of Lewis Drugs, Inc., Sioux Falls, SD since 1986. President and Chief Executive Officer of Griffson Realty Company, Fredin Associates and G.E.F. Associates, Sioux Falls, SD.	1987	Yes

Conrad J. Hoigaard (69)	Chairman of the Board of the Company since 1980. President and Chairman of the Board of Hoigaard’s Inc., Minneapolis, MN since 1972.	1976	Yes

Cynthia H. Milligan (59)	Dean of the College of Business Administration University of Nebraska-Lincoln since 1998. Director of Wells Fargo and Co., San Francisco, CA; Gallup Organization, Lincoln, NE; W.K. Kellogg Foundation, Battle Creek, MI; and Calvert Funds, Bethesda, MD.	2001	Yes

Ronald M. Moquist (60)	President and Chief Executive Officer of the Company since 2000. Executive Vice President of the Company from 1985 to 2000. Joined the Company in 1975 as Sales and Marketing Manager.	1999	No
     All shares represented by proxies will be voted for the election of the foregoing nominees; provided, however, that if any such nominee should withdraw or otherwise become unavailable for reasons not presently known, such shares may be voted for another person in place of such nominee in accordance with the best judgment of the persons named in the proxies.
     The affirmative vote of the holders of the greater of (a) a majority of the outstanding shares of Common Stock of the Company present and entitled to vote for the election of directors or (b) a majority of the voting power of the minimum number of shares entitled to vote that would constitute a quorum for transaction of business at the meeting, is required for the election of directors. A shareholder who abstains with respect to the election of directors is considered to be present and entitled to vote on the election of directors at the meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a Proxy to vote, or withholds authority to vote, on the election of directors, shall not be considered present and entitled to vote on the election of directors.

     All shares represented by proxies will be voted FOR all the previously named nominees unless a contrary choice is specified.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR ALL NOMINEES.
BOARD OF DIRECTORS AND COMMITTEES
     Director Compensation. The Board of Directors held four regular quarterly meetings and one special meeting during the last fiscal year. The Company has an Audit Committee, a Personnel and Compensation Committee and a Governance Committee. All directors attended at least 75 percent of their Board and Committee meetings. For the year ended January 31, 2006, directors who were not full-time employees of the Company were paid a retainer fee of $18,000, a fee of $1,200 per meeting (other than telephonic meetings) and $600 per telephonic meeting. Effective February 1, 2006 the retainer fee was increased to $20,000. Committee members received $600 per meeting attended. The Chairman of the Board receives compensation at the rate of $1,200 per month in lieu of meeting fees. The Audit Committee Chair receives $2,000 annually for quarterly audit updates and other duties.
     Assuming approval of the Director Deferred Stock Compensation Plan, as described under Proposal 2 in this proxy statement, directors will begin receiving stock unit grants under such plan during fiscal year 2007. The stock unit grants will be in addition to the cash compensation described above.

Governance Committee.
Members:	Cynthia H. Milligan (Chair)
Anthony W. Bour
David A. Christensen
Thomas S. Everist
Mark E. Griffin
Conrad J. Hoigaard

Independence:	All of the Committee members meet the independence requirements of Nasdaq listing standards.

Responsibilities:	The Committee reviews corporate governance standards and nominates candidates for the Board of Directors. It met twice in fiscal 2006. The Committee is also responsible for assessing the Board’s effectiveness. It has established policies regarding Shareholder Communications with the Board and Nominations, both available on the Company’s website, www.ravenind.com.

Charter:	The Charter is available on the Company’s website, www.ravenind.com.

Audit Committee.
Members:	Thomas S. Everist (Chair)
Anthony W. Bour
Cynthia H. Milligan

Independence and Financial Expertise:	The Board has determined that each member of this Committee meets the requirements to be named “audit committee financial experts” as defined by the SEC rules implementing Section 407 of the Sarbanes-Oxley Act of 2002. The Committee members also meet the independence requirements of Nasdaq listing standards.

Responsibilities:	The Audit Committee monitors the company’s procedures for reporting financial information to the public. It held two meetings in fiscal 2006. It is directly responsible for the appointment, compensation and oversight of the independent registered public accounting firm and has the sole authority to appoint or replace the independent registered public accounting firm. The Committee reviews the scope of the annual audit. The Committee also reviews related reports and recommendations and preapproves any non-audit services provided by such firm. In addition, the Committee maintains through regularly scheduled meetings and quarterly conference calls with the Committee Chair, open lines of communications between the Board of Directors and the Company’s financial management and independent registered public accounting firm. See the “Audit Committee Report” below.

Charter:	The charter is available on the Company’s website, www.ravenind.com.

Personnel and Compensation Committee.
Members:	David A. Christensen (Chair)
Mark E. Griffin
Conrad J. Hoigaard

Independence, Insiders and Interlocks:	All of the Committee members meet the independence requirements of Nasdaq listing standards. Mr. Christensen is the former President and Chief Executive Officer of the Company and joined the Committee after his retirement. No executive officer of the Company served as a member of the Compensation Committee or Board of Directors of another entity in which one of whose executive officers served on the Company’s Compensation Committee or Board of Directors during fiscal 2006.

Responsibilities:	The Committee reviews the Company’s executive remuneration policies and practices, and makes recommendations to the Board in connection with compensation matters affecting the Company. It held two meetings in fiscal 2006. Compensation matters concerning the Chief Executive Officer and the other executives of the Company were approved by the full Board in executive session, with the Chief Executive Officer excused. See the “Board Compensation Committee Report on Executive Compensation” on page 13.

Charter:	The charter is available on the Company’s website, www.ravenind.com.

CORPORATE GOVERNANCE
     Code of Ethics. The Board of Directors, through its Governance Committee has adopted a Code of Ethics that applies to directors, officers and all employees of the Company. The Code of Ethics is available on the Company’s website at www.ravenind.com.
     Certain Relationships and Related Transactions. Mrs. Milligan is on the Board of Directors of Wells Fargo and Co., the parent company of Wells Fargo Bank, N.A., which provides borrowings to the Company pursuant to a line of credit, the terms of which management considers competitive with other sources generally available to the Company. There were up to $4.5 million of borrowings under the credit line in fiscal 2006. As of April 6, 2006 the company has no borrowings outstanding under the line of credit.
     Nominations to the Board of Directors. The Governance Committee of the Board of Directors will recruit highly skilled and participative candidates who have the ability to strengthen the Board of Directors. The Governance Committee will consider timely presented nominations from shareholders if candidates are qualified.
     Current directors whose performance, capabilities and experience meet the Company’s expectations and needs are typically nominated for reelection. In accordance with the Company’s Corporate Governance Standards, directors are not re-nominated after they reach their 72nd birthday.
     The size of the Board should be between seven and nine members, with a majority being independent members as defined by the Securities and Exchange Commission and the Nasdaq Stock Market. The Company’s lawyers, investment bankers and others with business links to the Company may not become directors. Interlocking directorships are not allowed.
     Recognizing that the contribution of the Board will depend on not only the character and capabilities of the directors taken individually but also on their collective strengths, the Board should be composed of:
•	Directors chosen with a view toward bringing to the Board diverse experiences and backgrounds relevant to the Company’s business;

•	Directors who will form a balanced core of business executives with varied expertise;

•	Directors who have substantial experience outside the business community — in the public, academic or scientific communities, for example;

•	Directors who will represent the balanced, best interests of the shareholders as a whole rather than special interest groups or constituencies; and

•	A majority of directors who are independent of the Company.
     In considering possible candidates for election as a director, the Governance Committee should be guided in general by the composition guidelines established above and, in particular, by the following:
•	Each director should be an individual of the highest character and integrity and have an inquiring mind, vision and the ability to work well with others and exercise good judgment;

•	Each director should be free of any conflict of interest which would violate any applicable law or regulation or interfere with the proper performance of the responsibilities of a director;

•	Each director should possess substantial and significant experience which would be of particular importance to the Company in the performance of the duties of a director;

•	Each director should have sufficient time available to devote to the affairs of the Company in order to carry out the responsibilities of a director; and

•	Each director should have the capacity and desire to represent the balanced, best interests of the shareholders as a whole.
     Consistent with the Company’s bylaws, and the Governance Committee Charter, the Governance Committee will review and consider for nomination any candidate for membership to the Board recommended by a shareholder of the Company, in accordance with the evaluation criteria and selection process described above. Shareholders wishing to recommend a candidate for consideration in connection with an election at a specific annual meeting should notify the Governance Committee well in advance of the meeting date to allow adequate time for the review process and preparation of the proxy statement, and in no event later than the first day of February.
     Communications with the Board of Directors. The Board of Directors believes that the most efficient means for shareholders and other interested parties to raise issues and questions and to get a response is to direct such communications to the Company through the office of the Secretary of the Company. Other methods are also described in the Investor Relations section of the company’s public website, www.ravenind.com.
     If, notwithstanding these methods, a shareholder or other interested party wishes to direct a communication specifically to the Board of Directors, a letter to the Board is the most appropriate method. To insure that the communication is properly directed in a timely manner, it should be clearly identified as intended for the Board:
Raven Industries, Inc.
Attention: Board Communications — (Director Name if applicable)
P.O. Box 5107
Sioux Falls, SD 57117-5107
     The Corporate Secretary’s Office will collect and organize all such communications. A summary of communications received will be periodically provided to the Company’s Governance Committee, who will make the final determination regarding the disposition of any such communication.
     The Board believes that the Company should speak with one voice and has empowered management to speak on the Company’s behalf subject to the Board’s oversight and guidance on specific issues. Therefore, in most circumstances the Board will not respond directly to inquiries received in this manner but may take relevant ideas, concerns and positions into consideration.

EXECUTIVE COMPENSATION
     The following table (“Summary Compensation Table”) sets forth the cash and non-cash compensation earned for each of the last three fiscal years by the President and Chief Executive Officer, the Vice President and Chief Financial Officer, the Vice President — Administration and the Executive Vice President and General Manager, Flow Controls Division (the “Named Executive Officers”):
SUMMARY COMPENSATION TABLE

						LONG-TERM
			ANNUAL COMPENSATION			COMPENSATION
						AWARDS
						Securities
						Underlying	All Other
Name and Principal	Fiscal				Other Annual (1)	Options	Compensation(2)
Position	Year		Salary ($)	Bonus ($)	Compensation ($)	Granted (#)	($)

Ronald M. Moquist	2006		294,000	160,524	33,842	13,000	14,990
President and Chief	2005		284,000	156,484	34,686	16,000	14,520
Executive Officer	2004		273,000	160,905	33,964	24,000	13,481

Thomas Iacarella	2006		162,000	67,100	17,864	7,000	8,286
Vice President and	2005		153,667	64,790	26,779	8,000	7,640
Chief Financial Officer	2004		141,000	62,164	30,121	13,000	6,757

Barbara K. Ohme	2006		100,000	33,000	8,832	3,800	5,378
Vice President —	2005	(3)	92,026	29,700	8,045	4,000	4,521
Administration

Daniel A. Rykhus	2006		159,000	47,859	12,604	6,800	7,912
Executive Vice	2005	(4)	145,667	55,500	9,564	7,500	6,691
President and General Manager, Flow Controls Division

(1)	Other Annual Compensation consists of the following:

	FISCAL YEAR
	2006	2005	2004
Ronald M. Moquist
Life insurance premiums	$11,515	$11,515	$10,333
Company provided automobile	9,461	9,440	9,177
Other taxable fringe benefits	5,614	6,674	6,038
Tax reimbursement on taxable fringe benefits	7,252	7,057	8,416

	$33,842	$34,686	$33,964

Thomas Iacarella
Supplemental health benefits	$4,370	$10,378	$9,954
Life insurance premiums	4,412	4,412	5,357
Other taxable fringe benefits	4,456	4,348	4,280
Tax reimbursement on taxable fringe benefits	4,626	7,641	10,530

	$17,864	$26,779	$30,121

Barbara K. Ohme
Supplemental health benefits	$5,206	$4,978
Other taxable fringe benefits	1,640	1,565
Tax reimbursement on taxable fringe benefits	1,986	1,502

	$8,832	$8,045

Daniel A. Rykhus
Supplemental health benefits	$7,460	$5,929
Other taxable fringe benefits	1,640	1,565
Tax reimbursement on taxable fringe benefits	3,504	2,070

	$12,604	$9,564

(2)	Represents the Company’s contribution related to the individual’s participation in the Company’s Profit Sharing and 401(k) Plans.

(3)	Named Vice President-Administration on February 1, 2004. Amounts listed are for the entire fiscal year.

(4)	Named Executive Vice President and Division Manager, Flow Controls Division on April 1, 2004. Amounts listed are for the entire fiscal year.

STOCK OPTIONS GRANTED FISCAL YEAR ENDED JANUARY 31, 2006
     The following table sets forth the information regarding the stock options that were granted during fiscal 2006 to the Named Executive Officers and the potential realizable value of such options if the value of the Common Stock appreciated during the term of such option at assumed rates of growth:

		% of Total
	Securities	Options			Potential realizable value at
	Underlying	Granted to			Assumed rates of stock price
	Options	Employees	Exercise price	Expiration	Appreciation for option term(2)
Name	Granted(#)(1)	in FY	($/sh)	Date	5% ($)	10%($)

Ronald M. Moquist	13,000	17.0	31.05	11-18-10	111,521	246,432
Thomas Iacarella	7,000	9.2	31.05	11-18-10	60,050	132,694
Barbara K. Ohme	3,800	5.0	31.05	11-18-10	32,598	72,034
Daniel A. Rykhus	6,800	8.9	31.05	11-18-10	58,334	128,903

(1)	All options granted expire after five years and may be exercised at the rate of 25% per year after one year from the date of grant. Upon a change in control, vesting of options is accelerated. The option price may be paid in cash or by the delivery of shares of the Company’s common stock, held by the option holder for at least six months, valued at the market price on the date of the option exercise. Option grants of less than $100,000, as defined by the Internal Revenue Code of 1986, were incentive stock options and no income tax is payable by the executives unless shares are sold. However, incentive stock options are alternative minimum tax (AMT) preference items, potentially subjecting the executives to AMT liability in the year of exercise. The remaining options are considered to be non-qualified. The plan also allows for the payment of withholding taxes on the exercise of non-qualified stock options through the surrender of shares of the Company’s common stock at market value.

(2)	Amounts for the executives shown in these columns have been derived by multiplying the price of the company’s common stock at the grant date by the annual appreciation rate shown (compounded for the term of the options), multiplying the result by the number of shares covered by the options and subtracting the aggregate exercise price of the options. The dollar amounts set forth under this heading are the result of calculations at the 5% and 10% rates set by the SEC and therefore are not intended to forecast possible future appreciation, if any, of the Company’s stock price.
AGGREGATED OPTION EXERCISES IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUE
     The following table shows the stock options that were exercised during fiscal 2006 by the Named Executive Officers named in the Summary Compensation Table, the value realized by them as a result of exercising options, the number of unexercised options at the end of fiscal 2006 and the value of unexercised in-the-money options at the end of fiscal 2006:

			Number of unexercised		Value of unexercised in-the-
	Shares		options at FY end		money options at FY end ($)
	acquired on	Value
Name	exercise (#)	realized ($)	Exercisable	Unexercisable	Exercisable	Unexercisable

Ronald M. Moquist	73,144	1,563,058	68,856	47,000	1,615,855	585,550
Thomas Iacarella	10,549	267,997	26,651	24,500	591,636	302,100
Barbara K. Ohme	2,400	57,776	10,500	10,300	237,550	100,740
Daniel A. Rykhus	13,500	264,290	32,375	21,925	766,050	252,440

EMPLOYMENT AGREEMENTS AND CHANGE IN CONTROL AGREEMENTS
     Each of Mr. Moquist, Mr. Iacarella, Ms. Ohme and Mr. Rykhus (the “Executives”) have entered into an employment agreement with the Company (collectively, the “Employment Agreements”). Each Employment Agreement can be terminated by the Company or the Executive upon 30 days notice. The Employment Agreements provide that the Executives are entitled to participate in all employee benefit plans and fringe benefit programs maintained by the Company for its executive officers. In the event of death or other termination of employment without “cause” (as defined in the Employment Agreements) during the term of the Employment Agreements, each Executive who has reached specified retirement criteria is entitled to continuation of certain benefits. For Mr. Moquist and Mr. Iacarella, these benefits will be “grossed-up” to cover anticipated income taxes payable by such Executives on the benefits.
     Each Executive has also entered into a Change in Control Agreement with the Company (collectively, the “Control Agreements”). The Control Agreements contain provisions designed to encourage the Executives to carry out their employment duties in the event of a change of control (as defined below). Such provisions state that, if Mr. Moquist’s or Mr. Iacarella’s employment is terminated by the Company or the Executive within two years after a change in control, Mr. Moquist or Mr. Iacarella will receive a severance payment in an amount of twice the Executive’s annual salary and incentive payment, and certain other benefits. These payments will be “grossed-up” to cover anticipated income and excise taxes. In the case of Ms. Ohme and Mr. Rykhus, the severance will be based on 1.5 weeks of salary per year of employment, with salary and benefits not to exceed one year.
     For purposes of these Control Agreements, a “change in control” is deemed to occur when and if (i) any person becomes the “beneficial owner” of at least 30% of the Company’s Common Stock (in the case of Ms. Ohme and Mr. Rykhus, unless such acquisition was approved by the Board) or (ii) a majority of the Board of Directors consists of individuals who are not “Incumbent Members” (as defined in the Control Agreements).
STOCK PERFORMANCE GRAPH
     The graph below compares the cumulative total shareholder return on the Company’s Common Stock over the last five years with the total return of the Russell 2000 and the S & P Industrial Machinery Group.
Total Return on $100 Investment Assuming Reinvestment of Dividends

BOARD COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
     Decisions on compensation of the Company’s executives have been made by the Personnel and Compensation Committee of the Board of Directors (“Compensation Committee”). Each member of the Compensation Committee is an independent director.
     The Compensation Committee’s executive compensation policies are designed to provide compensation that integrates pay with the Company’s annual goals, rewards above average corporate performance, recognizes individual initiative and achievements, and assists the Company in attracting and retaining qualified executives.
     The Committee compares the entire compensation program with companies of comparable size in similar industries. Although the Committee believes that the Company’s program fell within the low to medium range for each individual executive, the Committee believes that the Company’s compensation program is sufficiently competitive to retain competent personnel. Comparisons were made with companies which are not necessarily included in the performance graph. The graph is based on broad industry averages while the compensation program was compared to a relatively limited number of specific companies to which the Company related in size or industry type.
     There are three elements in the Company’s executive compensation program, all determined by individual and corporate performance:
•	Base salary compensation
•	Annual incentive compensation
•	Stock options
     Base salary compensation, while largely subjective, is determined by the potential impact the individual has on the Company, the skills and experience required by the job, and the performance and potential of the incumbent in the job.
     The Company has a policy of granting incentive bonuses to its executive officers, which are based on the Company achieving certain net income and expense targets during a fiscal year. The net income targets are generally established as a range, such that no incentive bonus is paid until the Company has achieved at least the bottom of the target range and the maximum bonus paid if the Company achieved the high end of the target range would, in the case of Mr. Moquist, be 48% of his base salary. Mr. Moquist is also entitled to bonus compensation of up to 12% of his base salary if the Company meets certain expense control and inventory turn targets.
     Other executives under the plan were eligible to earn from 21% to 36% of base salary based either on net income or divisional operating income. They also had specific incentives for achieving individual goals set by the Committee, which allowed incentive payments ranging from 6% to 14% of base salary.
     The Committee has not made any significant adjustments to predetermined formulas, nor has it made any provision for discretionary adjustment or awards of compensation. The criteria and basis for incentive compensation described above is similar to that used in each of the three years for which executive compensation is disclosed.
     Awards of stock options under the Stock Option Plan are designed to promote the identity of long-term interests between the Company’s executives and its shareholders and assist in the retention of executives. The Stock Option Plan also permits the Committee to grant stock options to key personnel. Options become exercisable based upon criteria established by the Compensation Committee. Awards of options are generally granted on the same criteria as base salaries are determined.

     Based on recommendations of the Compensation Committee, the Board of Directors in fiscal 2006 granted stock options to officers and key employees. While the value realizable from exercisable options is dependent upon the extent to which the Company’s performance is reflected in the market price of the Company’s common stock at any particular point in time, the decision as to whether such value will be realized in any particular year is primarily determined by each individual executive and not by the Compensation Committee.
     The annual base cash compensation of Mr. Moquist in fiscal 2006 was $294,000. Mr. Moquist received a $160,524 incentive based on partially achieving the net income, expense control and inventory turn targets described above. No subjective factors are used in determining annual incentive payments for Mr. Moquist or other executives. Mr. Moquist was granted 13,000 stock options as part of the Committee’s annual stock option grant recommendation.
     Submitted by the Personnel and Compensation Committee of the Company’s Board of Directors:
     David A. Christensen            Mark E. Griffin            Conrad J. Hoigaard
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FEES
     PricewaterhouseCoopers LLP served as the Company’s independent registered public accounting firm during fiscal 2006. The Company’s Audit Committee has engaged PricewaterhouseCoopers LLP to perform three quarterly reviews in fiscal 2007. The Committee selects the independent registered public accounting firm, for a one-year engagement, at its August meeting. No representative of PricewaterhouseCoopers LLP is expected to be present at the Annual Meeting of Shareholders. The aggregate fees billed by PricewaterhouseCoopers LLP for fiscal 2006 and 2005 are presented in the following table:

	2006	2005

Audit (1)	$295,000	$315,468
Audit related (2)	13,600	4,400
Tax services (3)	120,500	15,500
Other (4)	—	11,650

Total Fees	$429,100	$347,018

All items included in the above fee summary were subject to Audit Committee pre-approval. Such approval was obtained from the Committee or the Chair of the Committee prior to services performed and/or billing of services.

(1)	Total fees for the financial statement audit were in accordance with the respective engagement letters and include timely quarterly reviews. Billings for out-of-pocket expenses are not included.

(2)	Audit related billings include the audit of the company’s 401(k) plan.

(3)	Tax services include the review of corporate income tax filings, consultation related to establishing a Canadian subsidiary as an acquisition vehicle and a review of available export tax incentives.

(4)	Other billings include advisory services provided in connection with the Company’s implementation of Section 404 of the Sarbanes-Oxley Act of 2002.

AUDIT COMMITTEE REPORT
     The Audit Committee of the Board of Directors of Raven Industries, Inc. (the “Audit Committee”) is composed of three independent directors and operates under a written charter. A copy of this charter is available on the Company’s website http//www.ravenind.com. The Committee selects the Company’s independent registered public accounting firm. The Audit Committee has the authority to determine all funding and make any expenditures it deems necessary in order to carry out its responsibilities and duties.
     Management is responsible for the Company’s internal controls, financial reporting process and compliance with laws and regulations and ethical business standards. The Company’s independent registered public accounting firm is responsible for performing an integrated audit of the Company’s consolidated financial statements and of its internal control over financial reporting in accordance with the standards of the Public Accounting Oversight Board (the “PCAOB”). The Audit Committee is responsible for monitoring and overseeing these processes.
     In this context, the Audit Committee met and held discussions with management and the independent registered public accounting firm. Management represented to the Committee that the consolidated financial statements were fairly presented and prepared in accordance with accounting principles generally accepted in the United States of America. Management also presented its conclusion that as of January 31, 2006, internal control over financial reporting was effective. The Audit Committee reviewed and discussed the consolidated financial statements with management and the independent registered public accounting firm. The Committee also discussed with the independent registered public accounting firm matters required to be discussed by Statement on Auditing Standards No. 61, as amended (Communications with Audit Committees) and PCAOB Auditing Standard No. 2 (An Audit of Internal Control Over Financial Reporting performed in conjunction with an Audit of Financial Statements).
     The Company’s independent registered public accounting firm provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and discussed the firm’s independence. The Committee also reviewed the services provided by the independent registered public accounting firm (as disclosed under the caption “Independent Registered Public Accounting Firm Fees”) when considering their independence.
     Based upon the Audit Committee’s discussion with management and the independent registered public accounting firm and the representations of management and the report of the independent registered public accounting firm, the Committee recommended that the Board of Directors include the audited consolidated financial statements in the Company’s Annual Report on Form 10-K for the year ended January 31, 2006, filed with the Securities and Exchange Commission.
     Submitted by the Audit Committee of the Company’s Board of Directors:
     Thomas S. Everist            Anthony W. Bour            Cynthia H. Milligan
APPROVAL OF THE DIRECTOR DEFERRED STOCK COMPENSATION PLAN
Proposal No. 2
Introduction
     Our shareholders are being asked to consider and vote on this proposal to approve the adoption of a new Deferred Stock Compensation Plan for Directors of Raven Industries, Inc. (the “Deferred Stock Plan”). The Deferred Stock Plan was adopted by the Company’s Board of Directors on March 11, 2006, subject to shareholder approval.
     The maximum number of authorized shares of Common Stock that may be issued under the Deferred Stock Plan is 50,000 shares. That limit is subject to adjustment in the event of certain changes in the Company’s capital structure.

     Over the next four years, three of the current directors will reach retirement age. The Company believes that the Deferred Stock Plan will advance the interests of the Company and its shareholders by attracting, motivating and retaining non-employee directors of outstanding ability; and promote a greater identity of interest between the non-employee directors and the Company’s shareholders. The following summary description of the Deferred Stock Plan is not intended to be complete and is qualified in its entirety by reference to the provisions of the Deferred Stock Plan itself. The complete text of the Deferred Stock Plan is attached as Exhibit A to this Proxy Statement.
Description of the Deferred Stock Plan
     Eligibility. Only a member of the Company’s Board of Directors (the “Board”) who is not an employee of the Company or any of its subsidiaries (a “Non-employee Director”) is eligible to participate in the Deferred Stock Plan. At this time, six Non-employee Directors will be eligible to participate if the Deferred Stock Plan is approved by the shareholders.
     Administration. The Deferred Stock Plan will be administered by the Governance Committee of the Board (the “Committee”). The Committee will have the power to administer and interpret the Deferred Stock Plan, including the authority to prescribe forms for grant notices, deferral elections and payment elections required under the Deferred Stock Plan.
     Nature of Stock Units. Under the Deferred Stock Plan, a “Stock Unit” is the right to receive one share of Common Stock as deferred compensation to be distributed from an account established by the Company in the name of a Non-employee Director in the accounting records of the Company. Stock Units may be credited to an account as a result of a Stock Unit grant or a Non-employee Director’s election to have some or all of his or her unpaid annual retainer fee deferred and converted into Stock Units. Each Stock Unit will have the same value as a share of Common Stock, but cannot be transferred by a Non-employee Director or taken by any of his or her creditors.
     Shares Reserved for Payment of Stock Units. The maximum number of shares of Common Stock that may be issued under the Deferred Stock Plan is 50,000 shares, which is 0.3% of the shares of Common Stock outstanding as of April 6, 2006. If any Stock Units are canceled under the Deferred Stock Plan, before delivery of any Common Stock with respect to the Stock Units, the shares of Common Stock that would have been issued in payment of the canceled Stock Units will be available for issuance under other Stock Units.
     In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, or other change in the Company’s capital structure, the Committee will adjust the number, character and value of outstanding Stock Units, and the kind and number of shares that may be issued under the Plan, so that the proportionate interest of each Non-employee Director entitled to Stock Units will be maintained.
     Election to Defer Annual Retainer Fees as Stock Units. Assuming the shareholders approve the Deferred Stock Plan, any Non-employee Director may elect, with respect to any annual retainer fee payable after the Deferred Stock Plan is approved by the shareholders, to have a specified percentage of each annual retainer fee the director would otherwise receive for service after the scheduled payment date for the annual retainer fee, credited as deferred compensation to a Deferred Stock Plan account and converted into Stock Units, effective as of such scheduled payment date. Any deferral election must be made either before any date on which the director first becomes eligible to participate in the Deferred Stock Plan (such as the date of the 2006 annual meeting), or before any later calendar year in which an annual retainer fee may be payable. Once a deferral election is made by a Non-employee Director for a calendar year, the election cannot be changed or terminated during the year.
     Stock Unit Grants. Assuming the shareholders approve the Deferred Stock Plan, each Non-employee Director will automatically be credited, on the date of each annual meeting of the Company, with a Stock Unit grant equal in value to the annual retainer fee amount to be earned for serving on the Board during the next 12 months. Each grant of Stock Units will be credited to the director’s Deferred

Stock Plan account and converted into Stock Units, effective as of the close of business on the date of the annual meeting.
     Conversion of Retainer Fees, Grants and Dividend Equivalents into Stock Units. Under the Deferred Stock Plan, the amount of any future annual retainer fee deferred at the election of a Non-employee Director, and the amount of each Stock Unit grant based on the annual retainer fee to be earned after an annual meeting, that are credited to a Non-employee Director’s account as of the scheduled payment date for an annual retainer, would then be converted into a number of Stock Units. The number of Stock Units would be determined by dividing the dollar amount credited to the account, by the “closing market value” of one share of Common Stock, as of the date the dollar amount is credited to the account. For the Deferred Stock Plan, “closing market value” will be the closing price of a share of Common Stock, as reported for the applicable date on the Nasdaq National Market. An account may be credited with a fractional Stock Unit.
     If any Stock Units exist in a Non-employee Director’s Deferred Stock Plan account on a dividend record date for Common Stock, the account would be credited, on the dividend payment date related to that record date, with an additional number of Stock Units equal to the cash dividend paid on one share of Common Stock, multiplied by the number of Stock Units in the Account on the dividend record date, and divided by the “closing market value” of a share of Common Stock on the dividend payment date.
     Deferred Stock Plan accounts would not hold any assets, but would instead be bookkeeping accounts created by the Company only to track the number and value of Stock Units for each Non-employee Director and any surviving beneficiaries.
     Distribution of Common Stock and Cash in Lieu of Fractional Shares. Assuming the shareholders approve the Deferred Stock Plan, any Stock Units credited to the Deferred Stock Plan account of a Non-employee Director would be distributed to the director (or a surviving beneficiary) after the director leaves the Board, at a time (up to ten years later) previously elected by the director under the Deferred Stock Plan, in the form of one share of Common Stock for each full Stock Unit in the account. In addition, the Company would make a cash payment in lieu of any fractional share of Common Stock, determined by using the “closing market value” (as described above) of a share of Common Stock on the date when the distribution is due.
     Amendment and Termination. Assuming the shareholders approve the Deferred Stock Plan, the Board may amend the Deferred Stock Plan at any time, but no amendment will be effective without approval of the Company’s shareholders if that approval is required by any law, rule or regulation. In addition, no amendment would be permitted to take away the right of any Non-employee Director or beneficiary to the balance of his or her Deferred Stock Plan account, or any rights to which he or she would have been entitled if the Deferred Stock Plan had been terminated just before the effective date of the amendment, without the written consent of the Non-employee Director or beneficiary.
     The Board would be permitted to terminate the Deferred Stock Plan at any time. If that happens, the balances of any existing accounts would continue to be adjusted according to changes in the value of Common Stock, and the existing balances of the accounts would be distributed at the time and in the manner provided in the Deferred Stock Plan.
Tax Consequences of Stock Units
     The Deferred Stock Plan is designed as a “non-qualified deferred compensation plan” within the meaning of Section 409A of the Internal Revenue Code of 1986, as amended (the “Code”); and is intended to defer federal income taxation of all Stock Units derived from deferred annual retainer fees, Stock Unit grants and dividend equivalents, until those Stock Units are distributed to a participating director (or a surviving beneficiary) in the form of Common Stock and cash in lieu of any fractional share.
     However, if the Deferred Stock Plan (or any action taken under the plan) fails to comply with the requirements of Code Section 409A with respect to any Stock Unit account created for a Non-

employee Director, the current balance of that account would be immediately includible in his or her gross income for federal income tax purposes, whether or not the balance has been distributed. In addition, regardless of the reason for any such failure, the director would be subject to a 20% additional tax imposed by Code Section 409A on the account balance, plus interest (at the rate for tax underpayments, plus one percentage point) on the federal income tax that would have been due if the value of the Stock Units had been taxable when first credited to the account. This interest would accrue under Code Section 409A from the credit date for each of those Stock Units until the year when the value of the Stock Unit becomes taxable under Code Section 409A.
     Whenever the balance of a Non-employee Director’s Stock Unit account is includible in the gross income of the director or a surviving beneficiary, as a result of a distribution or under Code Section 409A, the Company would be entitled to a federal income tax deduction for the amount of that balance.
Vote Required
     Approval of the Deferred Stock Plan requires the affirmative vote of the holders of a majority of the voting power of the outstanding shares of Common Stock present and entitled to vote at the Meeting. A shareholder who abstains with respect to this proposal is considered to be present and entitled to vote on the proposal at the Meeting, and is in effect casting a negative vote, but a shareholder (including a broker) who does not give authority to a proxy vote, or withholds authority to vote in this proposal, shall not be considered present and entitled to vote on this proposal.
     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE “FOR” APPROVAL OF THE DEFERRED STOCK PLAN.
OTHER MATTERS
     Compliance with Section 16(a) of the Securities Exchange Act of 1934. Section 16(a) of the Securities Exchange Act of 1934 requires the Company’s officers and directors, and persons who own more than ten percent of the Company’s Common Stock, to file reports of ownership and changes in ownership with the SEC and Nasdaq. Officers, directors and greater than ten percent shareholders are required by SEC regulation to furnish the Company with copies of all Section 16(a) forms they file. Based solely on review of the copies of such forms furnished to the Company, the Company believes that during the year ended January 31, 2006, all officers, directors and ten-percent shareholders complied with the filing requirements of Section 16(a).
     Solicitation. The Company will bear the cost of preparing, assembling and mailing the proxy, Proxy Statement, Annual Report and other material which may be sent to the shareholders in connection with this solicitation. Brokerage houses and other custodians, nominees and fiduciaries may be requested to forward soliciting material to the beneficial owners of stock, in which case they will be reimbursed by the Company for their expenses in doing so. Proxies are being solicited primarily by mail, but, in addition, officers and regular employees of the Company, without extra compensation, may solicit proxies in person, by telephone or other means of communication.

     Proposals of Shareholders. Pursuant to Rule 14a-8 under the Securities and Exchange Act of 1934, as amended, any shareholder who desires to submit a proposal for action by the shareholders at the Company’s 2007 annual meeting must submit such proposal in writing to Ronald M. Moquist, President and CEO, Raven Industries, Inc., P.O. Box 5107, Sioux Falls, South Dakota 57117-5107, by December 18, 2006. Shareholder proposals received after December 18, 2006, will not be included in the Company’s proxy statement relating to the 2007 annual meeting. Additionally, if the Company receives notice of a shareholder proposal after March 3, 2007, such proposal will be considered untimely under Rules 14a-4 and 14a-5(e), and the persons named in the proxies solicited by the Board of Directors for the Company’s 2007 Annual Meeting may exercise discretionary voting power with respect to such proposal. Due to the complexity of respective rights of the shareholders and the Company in this area, any shareholder desiring to propose such an action is advised to consult with his or her legal counsel with respect to such rights. It is suggested that any such proposal be submitted by certified mail, return receipt requested.
     The Board of Directors does not intend to present at the Meeting any other matter not referred to above and does not presently know of any matter that may be presented at the Meeting by others. However, if other matters properly come before the Meeting, it is the intention of the persons named in the enclosed proxies to vote the proxy in accordance with their best judgment.

By Order of the Board of Directors Raven Industries, Inc. Thomas Iacarella Secretary

EXHIBIT A
DEFERRED STOCK COMPENSATION PLAN
FOR DIRECTORS OF RAVEN INDUSTRIES, INC.
     THIS DEFERRED STOCK COMPENSATION PLAN FOR DIRECTORS OF RAVEN INDUSTRIES, INC., dated as of March 11, 2006 (the “Plan”), is hereby adopted by Raven Industries, Inc., a South Dakota corporation (the “Company”), to be effective upon approval of this Plan by the Company’s stockholders at their 2006 annual meeting.
INTRODUCTION
     A. Background and General Definitions. Each member of the Company’s Board of Directors (the “Board”) who is not an employee of the Company or any of its subsidiaries (a “Non-employee Director”) is compensated in part with an annual cash retainer fee (an “Annual Retainer”). Beginning in 2006, the Annual Retainer is payable in connection with each annual meeting of the Company’s stockholders (an “Annual Meeting”), or any other meeting at which the Non-employee Director is appointed to the Board, for service on the Board (other than attendance at meetings) through the next Annual Meeting.
     B. Plan Summary. The Board has determined that it would be in the best interest of the Company to change the annual compensation payable to each Non-employee Director for service on the Board after the 2006 Annual Meeting, generally as follows:
     (1) Election to Convert Annual Retainer into Stock Units. Any Non-employee Director may elect, either (a) before the director first becomes eligible for benefits under this Plan, or (b) before any later calendar year in which an Annual Retainer may be payable, to have a specified percentage of each Annual Retainer the director would otherwise receive for Board service after the scheduled payment date for the Annual Retainer, credited instead to his or her Plan Account and converted into Stock Units described in this Plan, effective as of such scheduled payment date.
     (2) Grant of Stock Units. As of the date of each Annual Meeting, each Non-employee Director will be granted a number of Stock Units (a “Stock Unit Grant”) equal in value to the Annual Retainer amount (whether or not converted into Stock Units as described above) that such director will earn for Board service during the next 12 months after such Annual Meeting; and such Stock Unit Grant will be credited to the director’s Plan Account as described in this Plan.
     (3) Payment of Stock Units. Any Stock Units credited to the Plan Account of a Non-employee Director under this Plan will be distributed to the director or a beneficiary after the director leaves the Board, at a time elected by the director under this Plan, in the form of shares of common stock of the Company having a par value of $1.00 per share (“Common Stock”) to be issued under this Plan.
     C. Code Section 409A. This Plan is subject to section 409A of the Internal Revenue Code of 1986 as amended (the “Code”); and is intended to comply with Code section 409A, but could be required to be amended to comply with final Treasury Regulations yet to be issued under Code section 409A, with respect to the permissible terms of the Plan.
     NOW, THEREFORE, this Plan, including the preceding Introduction, is hereby adopted by the Company, subject to the approval of the Plan by the Company’s stockholders:
     Adoption, Term and Purpose of the Plan. This Plan was approved by the Board on March 11, 2006, to become effective for Annual Retainers and Stock Unit Grants to be earned by Non-employee Directors for service on the Board after the 2006 Annual Meeting.

     This Plan shall remain in effect until April 30, 2016, unless terminated at any earlier time by action of the Board pursuant to Section 16, but except as specifically provided in the Plan, its expiration or termination shall not affect any person’s rights that were granted under the Plan and have not been satisfied as of that date.
     The purpose of the Plan is to advance the interests of the Company and its stockholders by attracting, motivating and retaining Non-employee Directors of outstanding ability; and to promote a greater identity of interest between the Company’s Non-employee Directors and its stockholders. That purpose will be carried out generally in the manner described in Part B of the Introduction to this Plan, and as set forth in more detail below. The Plan covers any Annual Retainers and Stock Unit Grants earned by Non-employee Directors for service on the Board and any of its committees, but does not cover any added director’s fees payable to them for attendance at meetings, nor any reimbursement of their expenses incurred as directors.
     Participation and Termination Date. Each Non-Employee Director shall be eligible to participate in this Plan as of the later of (a) the date this Plan is approved by the Company’s stockholders at the 2006 Annual Meeting; or (b) the date he or she first becomes a Non-Employee Director; and such Non-Employee Director will thereafter remain a participant (a “Participant”) in this Plan until the date of termination (for any reason or no reason) of his or her service as a member of the Board (a “Termination Date”), unless the Plan is terminated before his or her Termination Date.
     If a Participant remains a member of the Board, but ceases to be a Non-Employee Director, he or she will no longer be entitled to receive any Stock Unit Grants, or have any Annual Retainers converted into Stock Units under this Plan, but will remain entitled to any Stock Units previously credited to his or her Plan Account, until they are distributed pursuant to the terms of this Plan.
     Stock Units, Accounts and Share Limitation. For purposes of this Plan, a “Stock Unit” is the right to receive one share of Common Stock as deferred compensation to be distributed in the future from an account (an “Account”), established by the Company under Section 8 in the name of a Participant on the accounting books and records of the Company. Stock Units may be credited to an Account as a result of either:
          a Stock Unit Grant made under Section 4; or
          a Participant’s election to have a portion of his or her unpaid Annual Retainers deferred and converted into Stock Units under Section 5.
     The number of shares of Common Stock that may be issued under the Plan shall not exceed 50,000 shares, subject to adjustment as provided in Section 13. If any Stock Unit is canceled under the Plan, before any delivery of Common Stock with respect to such Stock Unit, any shares of Common Stock that would otherwise have been issuable pursuant to the canceled Stock Unit will be available for issuance under other Stock Units.
     Granting of Stock Units. The Company will make Stock Unit Grants as follows:
          Grant Procedure. As of the close of business on the date of each Annual Meeting (beginning with the 2006 Annual Meeting), the Company will:
          automatically credit, to an Account created under Section 8 for each Non-employee Director who will remain a member of the Board immediately after that Annual Meeting, a dollar amount equal to the separate Annual Retainer amount that will be earned by the director for Board service during the next 12 months after such Annual Meeting, pursuant to the Board’s then existing policy for compensating its members; and
          convert such dollar amount into Stock Units as provided in Section 8(a).

          Grant Notice. At least 10 days before any each Annual Meeting, the Company will provide each individual who is a Non-employee Director (or is nominated to become one at such meeting) with a copy of this Plan and a written “Grant Notice,” which shall:
          state that he or she will be a Participant if he or she is a Non-employee Director at the end of such Annual Meeting;
          specify the dollar amount and scheduled payment date of his or her Annual Retainer amount to be earned for Board service during the next 12 months after such Annual Meeting;
          notify him or her that a dollar amount equal to the Annual Retainer described in clause (ii) will be credited to his or her Account as Stock Units; and
          if the individual is not already a Participant, notify the individual that he or she may (A) elect, before the date of the Annual Meeting, to convert any whole percentage of all future Annual Retainer payments into Stock Units pursuant to Section 5 of this Plan, (B) make an election concerning the time of payment from the Participant’s Account pursuant to Section 6 of this Plan; and (C) designate a Beneficiary under Section 7 to receive Common Stock from the Account after the Participant’s death.
          Appointment of Directors Between Annual Meetings. At least 10 days before any meeting (other than an Annual Meeting) at which any individual will be nominated to become an Non-employee Director, the Company will provide such individual with a copy of this Plan and a written notice similar to a Grant Notice, except that it will not include any grant of Stock Units in an amount equal to any pro-rated Annual Retainer he or she may receive and earn before the next Annual Meeting. This paragraph (c) will also apply to a director who becomes a Non-employee Director as a result of the termination of his or her service as an employee of the Company and its subsidiaries, at a time other than an Annual Meeting, except that such notice will be given at least 10 days before the date on which such director becomes entitled to receive a pro-rated Annual Retainer (if any) that he or she may receive and earn before the next Annual Meeting.
     Election to Defer Annual Retainer by Conversion into Stock Units. Each Non-Employee Director may make the following annual election with respect to any Annual Retainers that he or she may otherwise become entitled to receive after the 2006 Annual Meeting:
          Deferral Election. The Non-Employee Director may elect, at any time permitted under paragraph (b) below, by delivering a “Deferral Election” described in paragraph (c) below to defer payment of any whole percentage (specified in the Deferral Election) of the next Annual Retainer (if any) to be earned by him or her and otherwise payable in cash after the election is delivered; and
          to have the Company credit, as of the close of business on the date scheduled for payment of each such Annual Retainer, the specified deferred percentage of each Annual Retainer to an Account created under Section 8; and convert the credited amount into Stock Units as provided in Section 8(a).
          Time for Election. Any Deferral Election for an Annual Retainer to be earned and otherwise payable in the future must be delivered at the following time, whichever applies:
          for an Annual Retainer that is otherwise payable in connection with the 2006 Annual Meeting for Board service during the next 12 months after such meeting, no later than the day before such meeting;

          for an Annual Retainer to be earned in connection with and after any Annual Meeting after 2006, no later than December 31st of the calendar year ending before the year when the Annual Meeting will occur; unless the following clause (iii) applies; or
          if the individual making a Deferral Election will not become a Non-employee Director until the Annual Meeting or other meeting at which he or she is nominated for election as a director, his or her Deferral Election must be delivered no later than the day before such meeting; and will be effective for the next Annual Retainer (or pro-rated portion) to be earned and otherwise paid in connection with or after such meeting. This clause (iii) will also apply to a director who becomes a Non-employee Director, as a result of the termination of his or her service as an employee of the Company and its subsidiaries at a time other than an Annual Meeting, except that such notice will be given at least 10 days before the date on which such director becomes entitled to receive a pro-rated Annual Retainer (if any) that he or she may receive and earn before the next Annual Meeting.
          Deferral Election Procedure. A Deferral Election may be made only by filing with the Company’s Chief Financial Officer (at a time permitted under paragraph (b) above) a signed written notice, in a form provided by the Company, that specifies a whole percentage of the Participant’s future Annual Retainers that will be deferred and converted into Stock Units under this Plan.
          A Deferral Election made for an Annual Retainer to be earned in connection with a future Annual Meeting may not be revoked or changed after the last date on which it may be filed under paragraph (b) above, except by the Board to the limited extent provided in Section 16 (upon termination of the Plan). A Participant’s Deferral Election shall remain in effect for Annual Retainers to be earned and otherwise paid in connection with all future Annual Meetings, unless he or she either (a) amends it for a future Annual Meeting by delivering a new Deferral Election at a time permitted under paragraph (b) above for a new Deferral Election for that meeting; or (b) revokes it for future Annual Meetings, by delivering a written cancellation notice to the Company’s Chief Financial Officer, at a time permitted under paragraph (b) above for a new Deferral Election for the next Annual Meeting.
     Payment Election for Stock Units. If a Participant does not make a timely Payment Election under this Section 6, the Company will deliver any Common Stock derived from his or her Stock Units on a date sixty (60) days after his or her Termination Date, or soon as practical thereafter (a “Normal Distribution Date”), pursuant to Sections 10 and 11.
     Each Participant who is credited with any Stock Units under this Plan may elect as provided in this Section 6 (a “Payment Election”) to have the Company deliver any Common Stock derived from all of his or her Stock Units on the last day of a specified period of months (not exceeding 120 months) following his or her Termination Date and designated by the Non-Employee Director as provided below (a “Delayed Distribution Date”).
     In addition to any Payment Election made by a Participant for distribution after a Termination Date that occurs before his or her death, a Participant may make a separate Payment Election for a distribution following a Termination Date that is the date of his or her death (a “Death Termination Date”); and any Payment Election for distribution after a Death Termination Date may specify a Normal Distribution Date or a Delayed Distribution Date that is different than the distribution date applicable after any Termination Date that occurs before his or her death.
     A Participant may elect any of such Delayed Distribution Dates at the following times and in the manner provided in the last paragraph of this Section 6:
          Election upon Initial Participation. A new Participant may elect a Delayed Distribution Date for a Death Termination Date, and/or a Delayed Distribution Date for any other Termination Date, in a Payment Election made as soon as reasonably practicable after receiving his or her first Grant Notice concerning participation in this Plan, but not later than the day before the date on which he or she becomes a Non-employee Director. This paragraph also applies to all Non-employee Directors who become Participants as of the date of the 2006 Annual Meeting.
          Subsequent Payment Elections. In addition, any Participant whose Termination Date has not occurred may elect a Delayed Distribution Date or, if he or she has already elected a Delayed Distribution Date, may elect a later Delayed Distribution Date, in either case by making a new Payment Election for a Death Termination Date and/or any other Termination Date; provided, however, that:
          except in the case of a new Payment Election for a Death Termination Date, the new Delayed Distribution Date is at least five years after the previously scheduled Normal Distribution Date or Delayed Distribution Date (as applicable); and
          no new Payment Election under this paragraph (b) shall be effective until 12 months after the Company’s Chief Financial Officer receives the new Payment Election and, if any Common Stock becomes deliverable to the Participant or a Beneficiary (as defined in Section 7) under this Plan at a Normal Distribution Date or Delayed Distribution Date (as applicable) previously scheduled under this Section 6 within such 12-month period, such new Payment Election shall not have any effect, and the Common Stock shall be delivered at such previously scheduled date.
     Except as specifically permitted or required under this Plan, neither the Company (or the Board) nor any Participant or Beneficiary shall have the right to have any Common Stock deliverable under this Plan issued before the time it is otherwise scheduled or required to be delivered under the Plan.
     Any Payment Election by a Participant under this Section 6 shall be made in writing (on a Deferral Election or Payment Election form provided by the Company), signed by the Participant and delivered to the Company’s Chief Financial Officer; and may at any time be prospectively revised in writing by the Participant, but only to the limited extent provided in paragraph (b) of this Section 6.
     Beneficiary Designations. “Beneficiary” shall mean any individual designated under this Section 7 to receive all or a portion of a Participant’s Account balance after the Participant’s death. A Participant may designate, on any Deferral Election or Payment Election he or she may deliver to the Company, or in a separate writing signed by the Participant and delivered to the Company’s Chief Financial Officer before the Participant’s death, one or more Beneficiaries to receive a distribution of the balance of the Participant’s Account (as described in Sections 10 and 11) under the Plan upon the Participant’s death before that balance has been distributed. A Participant may change his or her Beneficiary designation at any time by including that change in any new Deferral Election or Payment Election, or in a separate writing signed by the Participant and delivered to the Company’s Chief Financial Officer before the Participant’s death. If a Participant has not, before the Participant’s death, designated any Beneficiary for payment of an Account balance under this Plan upon the Participant’s death, or no Beneficiary designated by the Participant survives the Participant’s death, the sole Beneficiary of the Participant’s Account balance shall be the Participant’s surviving spouse or, if no spouse survives the Participant, the Participant’s estate.
     Creation and Adjustment of Participants’ Accounts. The dollar amount of any Stock Unit Grant or deferred Annual Retainer to be credited as Stock Units under this Plan, whether automatically under Section 4 or pursuant to a Participant’s Deferral Election under Section 5, shall be credited, on the applicable dates specified in those sections, to an Account maintained in the name of the Participant.
     All amounts credited to a Participant’s Account shall be adjusted from time to time as follows, until the balance of the Account is distributed to the Participant or his or her Beneficiary:
          Conversion of Deferred Annual Retainers into Stock Units. The dollar amount of any Stock Unit Grant (based on an Annual Retainer) made under Section 4, or any portion of an Annual Retainer deferred at the election of a Participant under Section 5, that has been credited under this Plan to a Participant’s Account shall be converted into a number of Stock Units determined by dividing (i) that dollar amount by (ii) the Closing Market Value (as defined below) of one share of Common Stock, as of the date the Annual Retainer is credited to the Account. For purposes of this Plan, “Closing Market Value” shall be defined as the closing price of a share of Common Stock, as reported for the relevant valuation date on the NASDAQ National Market (or, if that price is no longer reported on such market, as reported on the principal exchange upon which the Common Stock is then traded). An Account may be credited with a fractional Stock Unit, which shall be rounded to the nearest one-hundredth of a Stock Unit.
          Status of Stock Units. Any Stock Units credited to a Participant’s Account shall not entitle the Participant to any voting rights or other rights of a stockholder of the Company, until the date the Company issues a Common Stock certificate to the Participant or Beneficiary, pursuant to Section 11, in lieu of any Stock Units held in the Participant’s Account.
          Valuation of Stock Unit Accounts. As of any date on which the balance of an Account containing Stock Units must be determined as a dollar amount under this Plan, that balance shall be equal to the number of Stock Units in the Account, multiplied by the Closing Market Value of one share of Common Stock as of that date.
          Credits in Lieu of Dividends on Stock Units. If any Stock Units exist in an Participant’s Account on a dividend record date for Common Stock, that Account shall be credited, on the dividend payment date related to such dividend record date, with an additional number of Stock Units equal to (i) the cash dividend paid on one share of Common Stock, multiplied by (ii) the number of Stock Units in the Account on the dividend record date, and divided by (iii) the Closing Market Value of a share of Common Stock on the dividend payment date.
     Statements of Account. The Company shall furnish each Participant whose Account has not been distributed in full with a quarterly statement that includes at least:
          the following activity in his or her Account during the quarter: (i) the dollar amount of any new Stock Units credited to the Account, (ii) the number of any new Stock Units credited, (iii) any change in the value of his or her previous Stock Units and (iv) the number and dollar amount of any Stock Units distributed; and
          the number of Stock Units in the Account and the dollar balance of the Account, in each case as of the last day of the quarter.
     Events Requiring Distributions from Accounts. Distributions of Account balances under this Plan shall be made on account of the following events, in the manner provided in Section 11:
          Distribution After Termination Date. If the Participant’s Termination Date occurs before his or her death, the Company shall distribute to the Participant (or his or her Beneficiary or Beneficiaries, if the Participant dies after the Termination Date) the dollar amount of the balance of the Participant’s entire Account at the Normal Distribution Date or Delayed Distribution Date (as applicable) required or elected under Section 6 with respect to a Termination Date other than the Participant’s date of death.
          Distribution to Beneficiaries. After any Death Termination Date, Company shall distribute to the Participant’s Beneficiary or Beneficiaries the dollar amount of the balance of the Participant’s entire Account at the Normal Distribution Date or Delayed Distribution Date (as applicable) required or elected under Section 6 with respect to a Death Termination Date.
     Distribution Procedure. The Company shall distribute in a lump sum any amounts required under Section 10 to be distributed from a Participant’s Account; and the lump sum shall be payable in the form of:

          a certificate for a number of whole shares of Common Stock equal to the number of whole Stock Units to be distributed; and
          cash in lieu of any fractional share of Common Stock (determined by using the Closing Market Value of a share of Common Stock on the date as of which such distribution is made).
     Administration. The Plan shall be administered by the Governance Committee of the Board (the “Committee”). The Committee shall have all the powers vested in it by the terms of the Plan, such powers to include the authority (within the limitations described herein) to prescribe the forms for Grant Notices, Deferral Elections and Payment Elections. The Committee shall, subject to the provisions of the Plan, administer Stock Units and Accounts under the Plan and shall have the power to construe the Plan, to determine all questions arising thereunder and to adopt and amend such rules and regulations for the administration of the Plan as it may deem desirable. Any decisions of the Committee in the administration of the Plan, as described herein, shall be final and conclusive. With respect to this Plan, the Committee may act only by a majority of its members in office, except that the members thereof may authorize any one or more of their number or any other officer of the Company to receive elections and notices from Participants and execute and deliver documents on behalf of the Committee. No member of the Committee shall be liable for anything done or omitted to be done by him or her, or by any other member of the Committee in connection with the Plan, except for his or her own willful misconduct or as expressly provided by statute.
     Dilution and Other Stock Unit Adjustments. In the event of any change in the outstanding Common Stock of the Company by reason of any stock split, stock dividend, split-up, split-off, spin-off, recapitalization, merger, consolidation, rights offering, reorganization, combination or exchange of shares, a sale by the Company of all or part of its assets, any distribution to shareholders other than a normal cash dividend, or other extraordinary or unusual event:
          the number of Stock Units, the kind of shares used to determine the number of Stock Units to be credited to an Account and measure the value of Stock Units, and the kind and number of shares that may be issued under the Plan pursuant to Section 3 and Section 11(a) above, shall be automatically adjusted so that the proportionate interest of each Participant and Beneficiary entitled to any Stock Units and a distribution of Common Stock under this Plan shall be maintained as before the occurrence of such event;
          such adjustment in outstanding Stock Units shall be made with a corresponding adjustment in the value of each Stock Unit; and
          the Committee shall determine the exact nature and amount of each such adjustment; and such adjustment shall be conclusive and binding for all purposes of the Plan.
     Participant’s Rights Unsecured. The right of each Participant or any Beneficiary to an Account or to receive a distribution under this Plan shall be an unsecured claim against the general assets of the Company; and neither the Participant nor any Beneficiary shall have any rights in or against any amount credited to his or her Account or any specific assets of the Company. All amounts credited to an Account shall constitute general assets of the Company and may be disposed of by the Company at such time and for such purposes as it may deem appropriate.
     The rights and interest of a Participant or any Beneficiary under the Plan may not be assigned or transferred, hypothecated or encumbered in whole or in part either directly or by operation of law or otherwise, including, but not by way of limitation, execution, levy, garnishment, attachment, pledge, bankruptcy or in any other manner, and no such right or interest of any Participant or Beneficiary in the Plan shall be subject to any obligation or liability of such Participant or Beneficiary; provided, however, that all or any portion of a Participant’s unpaid Account balance under this Plan may be assigned by court order to the Participant’s former spouse in connection with a dissolution of their marriage, but only if the Committee determines, in its sole discretion, that the order satisfies such requirements of a “qualified domestic relations order” as are set forth in paragraphs (1) through (3) of Code section 414(p), as if the Plan were a plan described in Code section 401(a)(13). The federal income and payroll taxation of any portion of a Plan Account assigned as provided in the preceding sentence shall be governed by

Revenue Rulings 2002-22 and 2004-60, or any applicable guidance subsequently published by the Internal Revenue Service or the Department of the Treasury.
     Plan Amendments. The Board may amend the Plan at any time, without the consent of the Participants or their Beneficiaries; provided, however, that no amendment shall become effective without approval of the Company’s stockholders if such approval is required by law, rule or regulation; and provided further that no amendment shall divest any Participant or Beneficiary of the existing balance of his or Account, or of any rights to which he or she would have been entitled if the Plan had been terminated immediately prior to the effective date of such amendment, without the written consent of such Participant or Beneficiary.
     Termination of the Plan. The Board may terminate the Plan at any time. Upon termination of the Plan, no additional Stock Units Grants or deferred Annual Retainer amounts shall be credited to the Account of any Participant, any Annual Retainers earned after the date of termination of the Plan shall be payable in cash, the balances of any existing Accounts shall continue to be adjusted pursuant to Section 8 above, and the existing balances of the Participants’ Accounts shall be distributed at the time and in the manner prescribed in Sections 10 and 11.
     Miscellaneous Provisions.
          Except as expressly provided for in the Plan, no Non-Employee Director, Participant, Beneficiary or other person shall have any claim or right to any Account, or any Stock Units or Common Stock under the Plan. Neither the Plan nor any action taken hereunder shall be construed as giving any member of the Board or other individual any right to be retained in the service of the Company.
          Common Stock shall not be issued under this Plan unless counsel for the Company shall be satisfied that such issuance will be in compliance with applicable federal, state, local and foreign securities, securities exchange and other applicable rules, laws and requirements.
          It shall be a condition to any obligation of the Company to issue Common Stock upon distribution from an Account that the Participant (or any Beneficiary) pay to the Company, upon its demand, such amount as may be requested by the Company for the purpose of satisfying any liability to withhold federal, state, local or foreign income or other taxes. If the amount requested is not paid, the Company may refuse to issue such Common Stock.
          The expenses of the Plan shall be borne by the Company.
          By deferring any Annual Retainer or accepting any Stock Unit Grant or Account credit or distribution under the Plan, each Participant and each person claiming under or through him or her shall be conclusively deemed to have indicated his or her acceptance and ratification of, and consent to, any action taken under the Plan by the Company, the Board or the Committee.
          The appropriate officers of the Company shall cause to be filed any reports, returns or other information regarding Stock Units held under this Plan or any Common Stock issued pursuant to this Plan as may be required by section 13 or 15(d) of the Securities Exchange Act of 1934, as amended, or any other applicable statute, rule or regulation.

RAVEN INDUSTRIES, INC.
ANNUAL MEETING OF SHAREHOLDERS
Tuesday, May 23, 2006
9:00 a.m.
Ramkota Hotel and Conference Center
3200 W. Maple Avenue
Sioux Falls, SD

Raven Industries, Inc. Box 5107, Sioux Falls, SD 57117-5107	proxy

This proxy is solicited on behalf of the Board of Directors.
The shares of stock you hold in your account or in a dividend reinvestment account will be voted as you specify on the reverse side of this form.
If no choice is specified, the proxy will be voted “FOR” Item 1 and “FOR” Item 2.
By signing the proxy, you hereby appoint Conrad J. Hoigaard and Ronald M. Moquist, or either of them, each with the power to appoint his substitute, to represent and to vote all the shares of common stock of RAVEN INDUSTRIES, INC. held by you on April 6, 2006, at the ANNUAL MEETING OF SHAREHOLDERS to be held on May 23, 2006, and at any adjournments thereof.
NOTE: The proxies named above may choose to exercise cumulative voting in the manner described in the accompanying Proxy Statement.
See reverse for voting instructions.

Please detach here

The Board of Directors Recommends a Vote FOR Item 1 and 2.

1. Election of directors:	01 Anthony W. Bour	05 Conrad J. Hoigaard
	02 David A. Christensen	06 Cynthia H. Milligan
	03 Thomas S. Everist	07 Ronald M. Moquist
04 Mark E. Griffin
(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

☐	Vote FOR all	☐	Vote WITHHELD
	nominees (Except		from all nominees
as indicated below)

If you wish to cumulate votes, please indicate your votes in the space that follows:

2. Proposal to ratify and approve the Deferred Stock Compensation Plan for Directors.	☐ For	☐ Against	☐ Abstain
3. Upon such other business as may properly come before the meeting.
THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.
Address Change? Mark Box       ☐       Indicate changes below:

Date

Signature(s) in Box
Please sign exactly as your name(s) appears on Proxy. If held in joint tenancy, all persons must sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.